Exhibit 99.1

TREMOR VIDEO REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

Quarterly revenue grows to a record $46.1 million

•                  Revenue grew 5.4% year-over-year to a record $46.1 million

•                  Gross profit grew 21.6% year-over-year to a record $18.0 million

•                  Net loss of ($5.2) million and Non-GAAP Adjusted EBITDA of ($1.3) million

•                  Net loss per share of ($0.10) and Non-GAAP Adjusted EBITDA per share of ($0.03)

•                  Company announces new Chief Financial Officer, John Rego

New York, NY —August 6, 2015 — Tremor Video, Inc. (NYSE:TRMR), the premium video marketplace elevating brand advertising effectiveness across all screens, today announced financial results for the second quarter ended June 30, 2015.

“The value of our premium video marketplace is evident in our results that we reported today,” said Bill Day, CEO of Tremor Video. “The accelerated growth of our programmatic business and increasing contribution from sales of our proprietary buying and all-screen products demonstrate the strength of our strategy.”

Q2 & YTD 2015 Financial Summary

Revenue: For the three months ended June 30, 2015, revenue was $46.1 million compared to $43.7 million for the same period one year ago, representing a 5.4% increase.

For the six months ended June 30, 2015, revenue was $86.7 million compared to $78.6 million for the same period one year ago, representing a 10.3% increase.

Gross Profit: For the three months ended June 30, 2015, gross profit was $18.0 million compared to $14.8 million for the same period one year ago, representing a 21.6% increase.

For the six months ended June 30, 2015, gross profit was $34.2 million compared to $26.7 million for the same period one year ago, representing a 27.9% increase.

Gross Margin: For the three months ended June 30, 2015, gross margin was 39.1% compared to 33.9% for the same period one year ago.

For the six months ended June 30, 2015, gross margin was 39.5% compared to 34.0% for the same period one year ago.

Net Loss:  For the three months ended June 30, 2015, net loss was ($5.2) million compared to a net loss of ($5.4) million for the same period one year ago.

For the six months ended June 30, 2015, net loss was ($12.2) million compared to a net loss of ($12.6) million for the same period one year ago.

Adjusted EBITDA: For the three months ended June 30, 2015, Adjusted EBITDA, a non-GAAP financial measure, was ($1.3) million compared to Adjusted EBITDA of ($2.3) million for the same period one year ago.

For the six months ended June 30, 2015, Adjusted EBITDA, a non-GAAP financial measure, was ($5.3) million compared to Adjusted EBITDA of ($6.9) million for the same period one year ago.

EPS:  For the three months ended June 30, 2015, basic and diluted net loss per share was ($0.10). Non-GAAP basic and diluted Adjusted EBITDA per share was ($0.03). Basic and diluted net loss per share and Non-GAAP basic and diluted Adjusted EBITDA per share are based on 51.4 million weighted average shares of common stock for the three months ended June 30, 2015.

For the six months ended June 30, 2015, basic and diluted net loss per share was ($0.24). Non-GAAP basic and diluted Adjusted EBITDA per share was ($0.10). Basic and diluted net loss per share and Non-GAAP basic and diluted Adjusted EBITDA per share are based on 51.3 million weighted average shares of common stock for the six months ended June 30, 2015.

Business & Financial Highlights

As a percentage of total revenue, revenue attributable to performance-based pricing for the three months ended June 30, 2015 was 33.0% compared to 26.9% for the same period one year ago and for the six months ended June 30, 2015 was 31.1% compared to 25.0% for the same period one year ago.

As a percentage of total revenue, revenue attributable to our All-Screen product for the three and six months ended June 30, 2015 was 46.7% and 45.8%, respectively.   Our All-Screen product, which we introduced during the second quarter of 2014, optimizes delivery of video ad campaigns across screens, eliminating the need for advertisers to allocate campaign budgets to a specific device.

Company Hires New Chief Financial Officer

The Company announced today that it has hired John Rego as its Chief Financial Officer.  Mr. Rego will be joining the company on September 8, 2015. Mr. Rego is a seasoned finance executive with more than 30 years experience and is currently the Chief Financial Officer of Virgin Galactic.  Earlier in his career, he served as the Chief Financial Officer of Vonage Holdings Corp., AppSense and Petra Solar.

Guidance

Based on information available as of August 6, 2015, the Company expects the following:

Q3 2015:  Third quarter revenue is expected to be in the range of $49.0 million to $52.0 million and Adjusted EBITDA is expected to be in the range of ($3.0) million to ($1.0) million.

Full Year 2015:  The Company reiterates its guidance for full year 2015 as follows:

Full year 2015 revenue is expected to be in the range of $195.0 million to $200.0 million and Adjusted EBITDA is expected to be in the range of ($7.0) million to ($3.0) million.

Q2 2015 Financial Results Conference Call: Tremor Video will host a conference call today at 4:30 p.m. ET to discuss its second quarter financial results with the investment community. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (877)407-9039 or internationally at (201)689-8470. Until August 20, 2015, a domestic replay will be available at (877)870-5176 or internationally at (858)384-5517, using passcode 13613793, and via webcast on the Tremor Video Investor Relations website.

About Tremor Video

Tremor Video (NYSE:TRMR) helps make every advertising moment more relevant for consumers. The company’s heritage as custodians of the most recognized advertiser and publisher brands is built on leadership in all-screen analytics and a long-standing commitment to transparency. Our premium video marketplace offers the full spectrum of video ad products and services, including premium programmatic buying and selling and analytics that connect the two.

“Safe harbor” Statement:

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including third quarter 2015 and 2015 full year financial guidance, and statements with respect to future revenue mix or the development or adoption of the company’s solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s limited operating history and the continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; the company’s ability to attract advertising spend from TV media buyers; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; adoption of the company’s programmatic solutions by advertisers and publishers; adoption of the company’s All-Screen product by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission on March 16, 2015, and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Adjusted EBITDA and basic and diluted Adjusted EBITDA per share which are non-GAAP financial measures. We define Adjusted EBITDA as net loss plus (minus): interest expense and other income (expense), net, income tax expense, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation, litigation costs associated with class action securities litigation, executive severance costs, and acquisition related costs. We define Adjusted EBITDA per share as Adjusted EBITDA divided by weighted average common shares outstanding. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.  With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

###

Investor Relations Contact:

Andrew Posen

Senior Director Investor Relations

212-792-2315

IR@TremorVideo.com

Public Relations Contact:

Billy Kenny

Tremor Video Corporate Communications

646-421-6217

BKenny@TremorVideo.com

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$68,613	$77,787
Accounts receivable, net	51,272	46,765
Prepaid expenses and other current assets	2,231	1,571
Deferred tax assets	194	194
Total current assets	122,310	126,317
Long-term assets:
Restricted cash	600	600
Property and equipment, net	11,033	5,574
Intangible assets, net	13,134	15,552
Goodwill	29,719	29,719
Other assets	243	243
Total long-term assets	54,729	51,688
Total assets	$177,039	$178,005

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$42,842	$37,258
Deferred rent and security deposits payable, short-term	296	20
Deferred revenue	45	15
Total current liabilities	43,183	37,293
Deferred rent, long-term	3,602	745
Deferred tax liabilities	194	194
Total liabilities	46,979	38,232
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	276,622	274,094
Accumulated other comprehensive income	47	98
Accumulated deficit	(146,614)	(134,424)
Total stockholders’ equity	130,060	139,773
Total liabilities and stockholders’ equity	$177,039	$178,005

Tremor Video, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue	$46,072	$43,701	$86,675	$78,570
Cost of revenue	28,062	28,893	52,472	51,836
Gross profit	18,010	14,808	34,203	26,734

Operating expenses:
Technology and development(1)	4,761	3,982	9,722	8,313
Sales and marketing(1)	11,717	10,906	23,668	20,357
General and administrative(1)	4,705	3,600	9,049	7,313
Depreciation and amortization	1,956	1,643	3,733	3,229
Total operating expenses	23,139	20,131	46,172	39,212

Loss from operations	(5,129)	(5,323)	(11,969)	(12,478)

Interest and other income (expense), net:
Interest expense	(3)	—	(5)	—
Other income (expense), net	9	(28)	23	(23)
Total interest and other income (expense), net	6	(28)	18	(23)

Loss before provision for income taxes	(5,123)	(5,351)	(11,951)	(12,501)

Provision for income taxes	117	21	239	100

Net loss	$(5,240)	$(5,372)	$(12,190)	$(12,601)

Net loss per share:
Basic and diluted	$(0.10)	$(0.11)	$(0.24)	$(0.25)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	51,445,613	50,403,168	51,332,047	50,350,749

(1) Stock-based compensation expense included above:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Technology and development	$218	$220	$432	$414
Sales and marketing	394	362	803	721
General and administrative	535	557	1,020	971
Total stock-based compensation expense	$1,147	$1,139	$2,255	$2,106

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net loss	$(5,240)	$(5,372)	$(12,190)	$(12,601)
Adjustments:
Depreciation and amortization expense	1,956	1,643	3,733	3,229
Stock-based compensation expense	1,147	1,139	2,255	2,106
Stock-based long-term incentive compensation expense	58	154	77	114
Interest and other (income) expense, net	(6)	28	(18)	23
Provision for income taxes	117	21	239	100
Litigation expenses	64	78	68	147
Executive severance	362	—	362	—
Acquisition-related costs	222	—	222	—
Total net adjustments	3,920	3,063	6,938	5,719
Adjusted EBITDA	$(1,320)	$(2,309)	$(5,252)	$(6,882)

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information - Per Share

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net loss	$(0.10)	$(0.11)	$(0.24)	$(0.25)
Adjustments:
Depreciation and amortization expense	0.04	0.03	0.07	0.06
Stock-based compensation expense	0.02	0.02	0.04	0.04
Stock-based long-term incentive compensation expense	—	0.01	—	—
Interest and other (income) expense, net	—	—	—	—
Provision for income taxes	—	—	0.01	—
Litigation expenses	—	—	—	0.01
Executive severance	0.01	—	0.01	—
Acquisition-related costs	—	—	0.01	—
Total net adjustments	0.07	0.06	0.14	0.11
Adjusted EBITDA per share - basic and diluted	$(0.03)	$(0.05)	$(0.10)	$(0.14)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	51,445,613	50,403,168	51,332,047	50,350,749

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2015	2014

Cash flows from operating activities:
Net loss	$(12,190)	$(12,601)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,733	3,229
Bad debt expense (recovery)	14	(5)
Stock-based compensation expense	2,255	2,106
Stock-based long-term incentive compensation expense	77	114
Contingent stock grant to third party vendor	—	24
Net changes in operating assets and liabilities:
Increase in accounts receivable	(4,549)	(7,572)
(Increase) decrease in prepaid expenses, other current assets and other long-term assets	(783)	98
Increase in accounts payable and accrued expenses	5,304	6,741
Increase (decrease) in deferred rent and security deposits payable	3,248	(1)
Increase in deferred revenue	30	108
Net cash used in operating activities	(2,861)	(7,759)

Cash flows from investing activities:
Purchase of property and equipment	(6,180)	(1,772)
Net cash used in investing activities	(6,180)	(1,772)

Cash flows from financing activities:
Proceeds from the exercise of stock options awards	39	582
Tax withholdings related to net share settlements of restricted stock unit awards (RSUs)	(153)	—
Net cash (used in) provided by financing activities	(114)	582

Net decrease in cash and cash equivalents	(9,155)	(8,949)

Effect of exchange rate changes in cash and cash equivalents	(19)	25

Cash and cash equivalents at beginning of period	77,787	92,691
Cash and cash equivalents at end of period	$68,613	$83,767